Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-208212 and No. 333-217424) of China Jo-Jo Drugstores, Inc. and its subsidiaries of our report dated June 29, 2018, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K for the fiscal year ended March 31, 2018 filed with the Securities and Exchange Commission.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

BDO China Shu Lun Pan Certified Public Accountants LLP

June 29, 2018